CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333- 160456) of China Mass Media Corp. of our report dated April 30, 2012 relating to the consolidated financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company

Beijing, the People’s Republic of China

April 30, 2012